SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2006

Date of report (Date of earliest event reported):

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-11011	86-0695381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale Arizona	85251-7623
(Address of Principal Executive Offices)	(Zip Code)

(480) 636-4800

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Introduction.

The FINOVA Group Inc. (“FINOVA” or the “Company”) is filing this report to announce the sale of substantially all of the Company’s non-aviation assets, with the exception of the loan to The Thaxton Group, as well as a partial voluntary principal prepayment to be made on June 15, 2006 on its 7.5% Senior Secured Notes Due 2009 with Contingent Interest Due 2016 (the “Notes”), and to disclose further staff reductions, including an executive officer of the Company.

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

In April 2006, the Company entered into a non-binding letter of intent to sell to one or more affiliates of Silver Point Capital Partners (the “Buyers”), subject to execution of definitive agreements and certain required approvals and consents, substantially all of its non-aviation assets, with the exception of the loan to The Thaxton Group. The sale of these assets is expected to generate total gross proceeds of up to $76.2 million and will be completed pursuant to a series of definitive agreements.

On May 1, 2006, FINOVA entered into the first of these definitive agreements to sell its non-aviation assets for a total purchase price of $72.0 million pursuant to an Asset Purchase Agreement by and among FINOVA Capital Corporation, Cactus Resort Properties, Inc., Desert Communications I, LLC and FCC Resort, LLC as sellers and SPCP Group, LLC as buyer (the “Sale”). In an initial closing under this agreement, on May 1, 2006, FINOVA received gross proceeds of $68.5 million. Completion of the sale with respect to certain other assets will require the receipt of third party approvals and consents. If these approvals and consents are obtained, FINOVA will receive up to $3.5 million of additional gross proceeds. No assurance can be given that the required approvals and consents will be obtained. The Company anticipates entering into additional agreements to sell the remainder of the non-aviation assets during the second quarter of 2006.

The proceeds from the Sale will be used to fund internal cash reserves and to make a prepayment of the Notes as discussed below under Item 8.01.

The Company believes it will not be able to fully repay the remaining outstanding principal on the Notes and that it is unlikely that it will be able to make any distributions to its stockholders, absent a court order. Consequently, investing in the Notes and common stock of FINOVA involves a high level of risk.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to the information contained in Item 1.01 above, which is incorporated by reference into this item 2.01.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The termination benefits, including severance costs, for the personnel departures discussed below under Item 5.02 are expected to cost approximately $2.7 million, $1.3 million of which have previously been accrued by the Company as of December 31, 2005. The total costs are an acceleration of anticipated termination benefits that are scheduled to be paid under FINOVA’s existing severance arrangements. Funds to pay those termination benefits are held by a trust established by the Company to secure its obligations to its employees. For additional information on Costs Associated with Exit or Disposal Activities, see Note M to FINOVA’s Notes to Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

See Item 5.02 below for more information regarding the scheduled reductions in personnel.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directiors; Appointment of Principal Officers.

As a result of the Sale discussed in Item 1.01 above, one of FINOVA’s executive officers, Jeffrey D. Weiss, Senior Vice President, Group Manager, will be departing the Company on June 30, 2006. In addition to this departure, FINOVA has other scheduled employee reductions that are expected to occur by mid-2006. These reductions are both the result of the Sale and the continued liquidation and wind down of FINOVA’s operations. By mid-year, the Company anticipates that it will have reduced its workforce by approximately 32% from the workforce reported at December 31, 2005; however, the pace of these employee reductions may change as necessitated by FINOVA’s operations, unanticipated staff departures or other factors.

The scheduled employee reductions are intended to reflect the significant continuing liquidation of FINOVA’s remaining financial asset portfolio, which had been reduced to approximately $355.7 million of carrying value before reserves at the end of 2005, while retaining appropriate oversight of the smaller operation.

Leucadia National Corporation will continue to manage FINOVA pursuant to the Management Services Agreement.

Item 8.01.	Other Events.

On June 15, 2006 (the “Prepayment Date”), FINOVA will make a partial principal prepayment to holders of record as of 5:00 p.m., New York City time, on June 8, 2006 (the “Record Date”) on its 7.5% Senior Secured Notes Due 2009 with Contingent Interest Due 2016 (the “Notes”). The amount of the partial principal prepayment is $59,358,980, together with accrued interest on the portion of the principal being repaid up to, but excluding the Prepayment Date.

On May 3, 2006, FINOVA advised The Bank of New York, the Trustee of the Notes, that it would make the partial prepayment noted above. After giving effect to this June 2006 prepayment, FINOVA will have prepaid 49% of the $2,967,949,000 principal amount outstanding as of December 31, 2003.

This prepayment plus the other prepayments of principal that FINOVA has made on the Notes are listed below:

Prepayment Date	Record Date	Principal Amount	Cumulative % of Principal Prepaid
May 15, 2004	May 10, 2004	$237,500,000	Approximately 8%
August 16, 2004	August 9, 2004	$326,410,310	19%
October 15, 2004	October 7, 2004	$118,717,960	23%
November 15, 2004	November 5, 2004	$118,717,960	27%
January 18, 2005	January 10, 2005	$178,076,940	33%
February 15, 2005	February 8, 2005	$59,358,980	35%
March 15, 2005	March 8, 2005	$59,358,980	37%
May 15, 2005	May 9, 2005	$59,358,980	39%
August 15, 2005	August 8, 2005	$89,038,470	42%
November 15, 2005	November 7, 2005	$29,679,490	43%
January 17, 2006	January 9, 2006	$29,679,490	44%
February 15, 2006	February 8, 2006	$29,679,490	45%
May 15, 2006	May 8, 2006	$59,358,980	47%
June 15, 2006	June 8, 2006	$59,358,980	49%

The Trustee has agreed to issue the following Notice of Partial Prepayment to holders of Notes:

NOTICE OF PARTIAL PREPAYMENT

The FINOVA Group Inc.

7.5% Senior Secured Notes Maturing 2009

With Contingent Interest Due 2016

CUSIP No. 317928AA7*

To: The Holders of the FINOVA Group Inc.’s 7.5% Senior Notes due (the Notes)

NOTICE IS HEREBY GIVEN, pursuant to Sections 3.03, 3.07 and 4.06 of the Indenture dated as of August 22, 2001 (the “Indenture”) between The FINOVA Group Inc., as Issuer, and The Bank of New York, as Trustee, that $59,358,980 aggregate principal amount (the “Partial Prepayment”) of the Issuer’s 7.5% Senior Secured Notes Maturing 2009, with Contingent Interest Due 2016 (the “Notes”) will be prepaid on June 15, 2006 (the “Prepayment Date), together with accrued interest on the portion of principal being repaid up to, but excluding the Prepayment Date. Prepayments will be made to holders of record as of 5:00 p.m., New York City time, on June 8, 2006 (the “Record Date”), which is the fifth business day preceding the Prepayment Date. Payments will be made pro-rata on the Notes.

Payment of the Partial Prepayment on the Notes will be payable without physical presentation and surrender of the Notes to the Trustee, as Paying Agent. The Trustee can be reached at the following address:

If by Mail: The Bank of New York P.O. Box 396 East Syracuse, New York 13057 Attn: Corporate Trust Operations	If by Delivery: The Bank of New York 111 Sanders Creek Parkway East Syracuse, New York 13057 Attn: Corporate Trust Operations

Provided that the Issuer makes the Partial Prepayment, the portion of the Notes prepaid will no longer be outstanding after the Prepayment Date other than the right of holders thereof to receive their pro rata share of the Partial Prepayment, and all rights with respect to the Notes to the extent of the Partial Prepayment will cease to accrue on the Prepayment Date. Interest on the Notes to the extent of the Partial Prepayment will cease to accrue on and after the Prepayment Date.

IMPORTANT NOTICE

Federal tax law requires that the Trustee withhold 30% of your payment unless (a) you qualify for an exemption or (b) you provide the Trustee with your Social Security Number or Federal Employer Identification Number and certain other required certifications. You may provide the required information and certifications by submitting a Form W-9, which may be obtained at a bank or other financial institution.

By: The Bank of New York

as Trustee

May __, 2006

*	The Trustee is not responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness. The CUSIP number is included solely for convenience of the Holders.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

10.A	Asset Purchase Agreement by and among FINOVA Capital Corporation, Cactus Resort Properties, Inc., Desert Communications I, LLC and FCC Resort, LLC as sellers and SPCP Group, LLC as buyer, dated May 1, 2006.

Certain statements in this report are “forward-looking,” in that they do not discuss historical fact, but instead reflect future expectations, projections, intentions, or other items. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include assumptions, estimates and valuations implicit in the financial statements and related notes, as well as matters discussed throughout this report including but not limited to projections of revenues, income or loss, plans for the continued liquidation of the Company’s assets, and assumptions related to the foregoing. They are also made in documents incorporated in this report by reference, or in which this report may be incorporated.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this report, the words “estimate,” “expects,” “anticipates,” “believes,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements that involve known and unknown risks and uncertainties. The risks, uncertainties and other factors that could cause FINOVA’s actual results or performance to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following: whether we will be successful in implementing our business strategy; the impact of general economic conditions and the performance of our borrowers; our ability to retain our employees; the instability and uncertainty in the airline industry, which could adversely affect the value of our aircraft portfolio, lease rates and demand; the increasing difficulty in offsetting costs of collecting the remaining portfolio in view of our decreasing asset pool; our reliance on third parties for information that may not be accurate; our increasing exposure to concentrations of credit risk; and current and future legal and administrative claims and proceedings against us that may result in increased costs and diversion of management’s attention. For additional information, see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.

Date: May 4, 2006	By:	/s/ Philip A. Donnelly
Philip A. Donnelly
Senior Vice President General Counsel & Secretary